Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108996 of Fifth Third Bancorp on Form S-8 of our report dated June 27, 2007 appearing in this Annual Report on Form 11-K of the Fifth Third Bancorp Frozen Successor Plan for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio

June 29, 2007